Exhibit B-25(a)

                  Certificate of Incorporation
                               of
           Entergy Nuclear holding Company No. 1, Inc.


     FIRST:         The name of the Corporation is Entergy
Nuclear Holding Company No. 1, Inc. (hereinafter the
"Corporation").

     SECOND:   The address of the registered office of the
Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

     THIRD:    The purpose of the Corporation is to engage in any
lawful act or activity for which a corporation may be organized under the General Corporation Law of the State of Delaware as set forth in Title 8 of the Delaware Code.

     FOURTH:   The total number of shares of stock which the
Corporation shall have authority to issue is 3,000 shares of capital stock having no par value per share and of one class;
such class is hereby designated as common stock.

     FIFTH:    The business and affairs of the Corporation shall
be managed by or under the direction of the Board of Directors, which shall consist of not less than one (1) nor more than fifteen (15) directors, the exact number of directors to be determined from time to time by resolution adopted by affirmative vote of a majority of the entire Board of Directors. A director shall hold office until the next succeeding annual meeting of stockholders and until his successor shall be elected, subject, however, to prior death, resignation, retirement or removal from office. Vacancies occurring in the Board of Directors and newly created directorships resulting from an increase in the authorized number of directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy shall serve until the next succeeding annual meeting of stockholders and until his or her successor shall be elected and qualified.

     SIXTH:    In furtherance and not in limitation of the powers
conferred by statute, the Board of Directors is expressly authorized to make, adopt, alter, amend, change or repeal the Bylaws of the Corporation. In addition to the powers and authority hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the statutes of Delaware, this Certificate of Incorporation, and by any Bylaws adopted by the stockholders; provided, however, that no Bylaws hereafter adopted by the stockholders or otherwise shall invalidate any prior act of the directors which would have been valid if such Bylaws had not been adopted.

     SEVENTH: Notwithstanding any other provision of this Certificate of Incorporation or the Bylaws of the Corporation to the contrary, no action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without such a meeting except any action taken upon the signing of a consent in writing by the holders of not less than the greater of (a) a majority of the outstanding stock of the Corporation entitled to vote thereon and (b) that number of shares of stock of the Corporation that would be required to take such action at a special or annual meeting of stockholders where holders of all outstanding stock of the Corporation were present, setting forth the action to be taken. Special meetings of the stockholders of the Corporation may be called only by the Board of Directors, the Chairman of the Board, the person, if any, designated by the Board of Directors as the Chief Executive Officer of the Corporation, a majority of the members of the entire Executive Committee of the Board of Directors, if there shall be one, or by the holders of not less than a majority of the outstanding stock of the Corporation entitled to vote at the special meeting.

     EIGHTH:   A.   To the fullest extent authorized or permitted
by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

     Any repeal or modification of this Section A of Article EIGHTH shall not have any effect on the liability or alleged liability of any director of this Corporation for any act or omission of such director occurring prior to such repeal or modification, or otherwise adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     B. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section B of Article EIGHTH shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition.

     The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and the to advancement of expenses to employees and agents of the Corporation who are not directors or officers similar to those conferred in this Section B of Article EIGHTH to directors and officers of the Corporation.

     The rights to indemnification and to the advancement of expenses conferred in this Section B of Article EIGHTH shall not be exclusive of any other right which any person may have hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors, or otherwise.

     Any repeal or modification of this Section B of Article EIGHTH by the stockholders of the Corporation shall not adversely affect any rights to indemnification and advancement of expenses of a director or officer of the Corporation existing pursuant to this Section B of Article EIGHTH with respect to any acts or omissions occurring prior to such repeal or modification.

     C. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Corporation may also obtain a letter of credit, act as self-insurer, create a reserve, trust, escrow, cash collateral or other fund or account, enter into indemnification agreements, pledge or grant a security interest in any assets or properties of the Corporation, or use any the mechanism or arrangement whatsoever in such amounts, at such costs, and upon such other terms and conditions as the Board of Directors shall deem appropriate for the protection of any or all such persons.

     NINTH:    Each of the directors of the Corporation may be
removed from office at any time, with or without cause, but a director may be removed without cause only by the affirmative vote of the holders of not less than two-thirds of the outstanding stock of the Corporation then entitled to vote for the election of such director.

     TENTH:    The name of the Incorporator is Laurence M. Hamric
and his mailing address is c/o Entergy Services, Inc., 639 Loyola
Avenue, New Orleans, Louisiana 70113.

     ELEVENTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the General Corporation Law of the State of Delaware) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws of the Corporation.

     TWELFTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     THE UNDERSIGNED, being the Incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this Certificate hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this _____ day of June 1999.


                              _______________________________
                              Laurence M. Hamric - Incorporator

Witness:

________________________________

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION


     Entergy Nuclear Holding Company No. 1, Inc., a corporation organized and existing under and by virtue of the General

Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That by unanimous written action of the Directors of
Entergy Nuclear Holding Company No. 1, Inc., pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation of said Corporation. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

       "FIRST:   The name of the Corporation is Entergy Nuclear
       Holding Company #1 (hereinafter `the Corporation')"; and

     FURTHER RESOLVED, that any and all additional references to "Entergy Nuclear Holding Company No. 1, Inc." in said
     Certificate of Incorporation be changed to "Entergy Nuclear
     Holding Company #1."

SECOND:   That said amendment was duly adopted by the sole
stockholder of the Corporation by written consent pursuant to
Section 228 of the General Corporation Law of the State of
Delaware.

THIRD:    That said amendment was duly adopted in accordance with
the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of the Corporation shall not be
reduced under or by reason of said amendment.

Dated:  October 8, 1999

                              By: _____________________________
                                   C. John Wilder
                                   Executive Vice President and
                                   Chief Financial Officer

                    CERTIFICATE OF AMENDMENT
                               OF
                  CERTIFICATE OF INCORPORATION


     Entergy Nuclear Holding  Company #1, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST:    That by unanimous written action of the Directors of
Entergy Nuclear Holding Company #1, pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, resolutions were duly adopted setting forth an amendment of the Certificate of Incorporation of said Corporation. The resolutions setting forth the amendment are as follows:

     RESOLVED, that the Certificate of Incorporation of the Corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

       "FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 7,000 shares of capital stock having no par value per share and of one class; such class is hereby designated as common stock."

SECOND:   That said amendment was duly adopted by the sole
stockholder of the Corporation by written consent pursuant to
Section 228 of the General Corporation Law of the State of
Delaware.

THIRD:    That said amendment was duly adopted in accordance with
the provisions of Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:   That the capital of the Corporation shall not be
reduced under or by reason of said amendment.

Dated:  November 15, 2000

                              By: _____________________________
                                   Steven C. McNeal
                                   Vice President and Treasurer